LIFE PARTNERS EXPECTED TO ANNOUNCE INCREASE IN REVENUES AND NET INCOME IN CONFERENCE CALL

WACO, TX — March 26, 2008 — Life Partners Holdings, Inc. (NASDAQ GM: LPHI), parent company of Life Partners, Inc., today announced it will hold a conference call to discuss its preliminary operating results for its fiscal year ended February 29, 2008. The company expects to report a 143% increase in revenues and a 431% increase in net income for its 2008 fiscal year over the same period of the prior year. For the fiscal year, Life Partners expects to report revenues of $72.5 million compared to $29.8 million for its 2007 fiscal year. Net income for the current fiscal year was $19.1 million, or $1.59 per share compared with net income of $3.6 million or $0.31 per split adjusted share during the previous year.

During the conference call, management will discuss the following topics:

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A Different Kind of Financial Services Company - Life Partners is a leader in the emerging asset class known as “life settlements” and is substantially different from other financial service companies. Because life settlements are alternative investments not correlated to stock market performance or other economic factors, our revenues and net income are likewise uncorrelated by downturns in the traditional markets. To the contrary, as traditional investment strategies have disappointed investors, there has been a greater interest in alternative investments such as life settlements.

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Bad Economic News is Good News for Life Partners - Management believes the current economic turmoil will continue for the foreseeable future and that Life Partners is well positioned to take advantage of the increasing interest in alternative investments due to the uncorrelated nature of life settlements.

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No Leverage Required - Life Partners’ business model does not rely on leverage. Consequently, the credit crisis which has adversely affected the earnings and liquidity of other financial services companies has had no adverse impact on Life Partners. In fact, while increasing revenues 143% over last year and increasing earnings 431% over last year, the company eliminated about $2 million of debt.

Among the key financial results which LPHI expects to report are:

FISCAL YEAR
	Ended 2-29-2008	Ended 2-28-2007	% of Change
Revenues	$72.5 million	$29.8 million	143% increase
Income from Operations	$28.4 million	$4.8 million	492% increase
Pre-tax Income	$29.0 million	$4.7 million	517% increase
Net Income	$19.1 million	$3.6 million	431% increase
Earnings Per Share	$1.59 per share	$0.31 per share	413% increase

BALANCE SHEET COMPARISON
	As of 2-29-2008	As of 2-28-2007	% of Change
Current Assets	$25.6 million	$12.7 million	102% increase
Current Liabilities	$6.2 million	$8.5 million	27% decrease
Current Ratio	4.1 : 1	1.5 : 1	173% increase
Quick Ratio	4.0 : 1	1.5 : 1	166% increase
Working Capital	$19.4 million	$4.2 million	362% increase
Total Assets	$31.5 million	$16.6 million	90% increase
Total Liabilities	$7.3 million	$8.9 million	18% decrease
Shareholder Equity	$24.2 million	$7.7 million	214% increase
Return on Assets	79.3%	25.5%	211% increase
Return on Equity	119.7%	56.3%	113% increase

The conference call will be held TODAY, March 26 at 11:00 A.M. Eastern Time / 10:00 Central Time. Participants will include Brian Pardo, Chairman and CEO of Life Partners Holdings, Inc. and R. Scott Peden, President of Life Partners, Inc.

To participate in the conference call, please dial 866-901-2585 or 404-835-7099 approximately 10-15 minutes prior to the time the call is scheduled to begin. All participants will need to provide the operator their first and last name and advise whether they are a shareholder.

Life Partners Holdings, Inc.

Preliminary Consolidated Balance Sheet Comparison

(2008 unaudited)

ASSETS
	FYE 2/29/08	FYE 2/28/07
CURRENT ASSETS:
Cash	$8,161,397	$3,521,021
Investment in securities	4,578,759	3,977,383
Accounts receivable - other	525,000	550,000
Accounts receivable - trade	11,698,660	4,451,299
Accounts receivable - employees and others	161,312	90,424
Prepaid expenses	522,348	111,717
Total current assets	25,647,476	12,701,844

PROPERTY AND EQUIPMENT:
Land and building	2,163,252	954,103
Proprietary software	442,007	421,187
Furniture, fixtures and equipment	891,238	669,147
Transportation equipment	145,300	139,500
	3,641,797	2,183,937

Accumulated depreciation	(1,062,945)	(881,109)
Total property and equipment	2,578,852	1,302,828

OTHER ASSETS:
Artifacts and other	831,700	721,700
Deferred income taxes	1,429,816	1,319,417
Investments in policies	1,017,201	552,989

Total other assets	3,278,717	2,594,106
Total Assets	31,505,045	16,598,778

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	5,175,852	4,712,708
Accrued liabilities - contingencies and other	936,339	1,142,535
Short-term notes payable	1,621	53,929
Current portion of long-term debt	41,000	1,679,837
Income taxes payable	(200,000)	698,198
Deferred Revenue	265,550	256,400
Total current liabilities	6,220,362	8,543,607

LONG-TERM DEBT, net of current portion shown above	1,123,851	349,648

SHAREHOLDERS’ EQUITY
Common Stock, $0.01 par value 12,500,000 shares authorized, 11,963,031 shares and 11,809,849, respectively	120,194	96,156
Additional paid-in capital	11,490,360	11,214,398
Retained earnings	13,897,331	(3,199,964)
Treasury stock	(372,141)	(372,141)
Accumulated other comprehensive loss	(974,912)	(32,926)
Total shareholders' equity	24,160,832	7,705,523

Total liabilities & shareholders' equity	31,505,045	16,598,778

LIFE PARTNERS HOLDINGS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

FOR FISCAL YEARS ENDED FEBRUARY 29, 2008 AND 2007

(2008 unaudited)

	FYE 2/29/2008	FYE 2/28/2007
REVENUES	$72,510,324	$29,795,323
BROKERAGE FEES	35,694,500	17,564,122
REVENUES, NET OF BROKERAGE FEES	36,815,824	12,231,201
OPERATING AND ADMINISTRATIVE EXPENSES:
General and administrative	7,955,430	6,822,105
Settlement costs	243,229	415,312
Depreciation and amortization	247,026	234,136
	8,445,685	7,471,553
INCOME FROM OPERATIONS	28,370,139	4,759,648
OTHER INCOME (EXPENSES):
Interest and other income	1,657,674	957,363
Interest expense	(162,508)	(207,238)
Impairment of partnership	-	(123,149)
Premium advances, net	(1,010,526)	(852,376)
Realized gain on investments	39,523	173,004
	524,163	(52,396)
INCOME BEFORE INCOME TAXES	28,894,302	4,707,252
INCOME TAXES:
Current tax expense	9,934,462	1,677,439
Deferred tax benefit	(110,399)	(330,417)
	9,824,063	1,347,022
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	19,070,239	3,360,230
Cumulative effect of accounting change	-	281,070
NET INCOME	$19,070,239	$3,641,300
EARNINGS PER SHARE	$1.59	$0.31
AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	11,963,031	11,809,849

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since inception Life Partners has completed over 50,000 transactions for its worldwide client base of over 18,000 high net worth individuals and institutions in connection with the purchase of over 5,700 policies totaling over $1 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and projected total business volume, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com